EXHIBIT 10.11
Execution Version

PLEDGE AND SECURITY AGREEMENT
(Limited Liability Company Membership Interests)

  This PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of June 10, 2013, by PRINCIPAL SOLAR, INC., a Delaware corporation ("PSI"), VIS SOLIS, INC., a Tennessee corporation ("VS") and ASTROSOL, INC., a Tennessee corporation ("AstroSol", and together with PSI and VS, individually and collectively, the "Grantor" or "Grantors"), in favor of BRIDGE BANK, NATIONAL ASSOCIATION, a national banking association ("Secured Party"), with reference to the following facts:

A.   Pursuant to that certain Loan and Security Agreement, dated as of June 10, 2013, among Powerhouse One, LLC, a Tennessee limited liability company ("PHI"), Lincoln Farm I, LLC, a Tennessee limited liability company ("LFI"), Lincoln Farm II, LLC, a Tennessee limited liability company ("LF2"), Lincoln Farm III, LLC, a Tennessee limited liability company ("LF3"), Lincoln Farm IV, LLC, a Tennessee limited liability company ("LF4", and together with PHI , LFI , LF2, and LF3, are individually and collectively, the "Borrower"), and Lender (the "Loan Agreement"), Lender has made or will make loans in an aggregate principal amount not to exceed $5,050,000 (collectively, the "Loan") to Borrower.

B.   As an essential inducement to and as a condition to Lender's making of the Loan, and in consideration therefor, Grantor has agreed to execute this Agreement.

C.   Grantor will obtain substantial direct and indirect benefits from the Loan.

    NOW, THEREFORE, in consideration of the foregoing recitals, and to induce and in consideration for the making of the Loan, Grantor hereby agrees as follows:

1.    DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the definitions given thereto in the Loan Agreement as though set forth herein in full. Unless otherwise defined herein or in the Loan Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC. The following terms shall have the meanings respectively set forth below:

     "Certificates" means all certificates, instruments or other documents now or hereafter representing or evidencing the Membership Interest.

      "Collateral" means, collectively, (a) the Membership Interest, and (b) all Collateral Proceeds.

     "Collateral Proceeds" means, collectively, all cash payments, dividends, distributions, payments in kind, principal, interest, fees, commissions, reimbursements and other payments of any kind and all conversions, substitutions, exchanges, and replacements, made pursuant to the LLC Governing Documents, or otherwise arising out of or resulting from the Membership Interest.

"Event of Default" shall mean (i) an "Event of Default", as such term is defined in the Loan Agreement, and (ii) a default by Granter under any provision of this Agreement which default is not cured within five Business Days following written notice thereof by Secured Party.

"Issuer" means Powerhouse One, LLC, a Tennessee limited liability company.

"LLC Agreement" means that certain Operating Agreement of Issuer, dated as of August 9, 2010, as amended through that certain Second Amendment to the Operating Agreement of Powerhouse One, LLC, dated as of June 10, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time), having Granter as a member.

"LLC Certificate" means those certain Articles of Organization of Issuer filed with the Secretary of State of the jurisdiction of Issuer's formation.

"LLC Governing Documents" means, collectively, the LLC Agreement and the LLC Certificate.

"Membership Interest" means, collectively, all of the following:

(a)    all existing and future income, compensation, distributions, accounts, accounts receivable, chattel paper, instruments, documents, general intangibles, indebtedness and other rights to payment and contract rights owing to Granter from Issuer or with respect to Granter's equity interests in Issuer, wherever located and whether now owned or hereafter acquired or arising, including all payments, dividends or other distributions, whether in cash, property or otherwise, at any time owing or payable to Granter;

(b)    all existing and future rights and interests of Granter in, to and under Issuer and the LLC Agreement, including (i) all voting and management rights and all rights to grant or withhold consents and approvals, (ii) all rights of access and inspection to and use of all books and records, including  computer software and computer software programs, of Issuer, and (iii) all other rights, interests, property or claims to which Granter may be entitled in its capacity as a member of Issuer; and

(c)    any and all additions, modifications, amendments, substitutions, and replacements to or for the foregoing and all proceeds and products of any of the foregoing.

"Obligations" means any and all indebtedness and other obligations, whether now existing or hereafter arising and of any nature whatsoever, of (a) Borrower to Secured Party under the Loan Agreement and each of the other Loan Documents to which Borrower is a party, including, without limitation, Borrower's obligation to repay the Loan, and (b) Granter under this Agreement. The Obligations include, without limitation, all principal, interest, fees and expenses, and all interest that accrues on all or any part of any of the Obligations after the filing of any petition or pleading by or against Borrower or Granter in any bankruptcy, insolvency or other similar proceeding.

"Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

"UCC" means the New York Uniform Commercial Code, as amended.

2.   PLEDGE AND GRANT OF SECURITY INTEREST. To secure the prompt payment in full in cash, and the prompt and full performance, of the obligations, Grantor hereby pledges to Secured Party and grants to Secured Party a security interest in and to all Collateral for the benefit of Secured Party, together with all products, proceeds, dividends, redemption payments, liquidation payments, cash, instruments and other property, and any and all rights, titles, interests, privileges, benefits and preferences incidental to the Collateral. The security interest and pledge created hereby shall continue in effect so long as any Obligation is owed to Secured Party. This Agreement is a continuing and irrevocable agreement and Grantor, to the maximum extent permitted by law, hereby waives any right to revoke this Agreement.

3.   REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Secured Party as follows:

 3.1    The execution, delivery, and performance by Grantor of this Agreement is within its powers, has been duly authorized, and is not in conflict with, and does not constitute a breach of any provision contained in its Charter Documents, nor will such action constitute a default or an event of default under any material agreement to which it is a party or by which it is bound. No Grantor is in default under any material agreement to which it is a party or by which it is bound.

 3.2    With respect to the Collateral generally:

(a)    Grantor has and at all times shall have good and marketable title to all Collateral in which Grantor is purporting to grant a security interest to Secured Party, and the Collateral is not and shall not be subject to any Lien (other than in favor of Secured Party); and

(b)        Grantor has the right and power to pledge and grant to Secured Party a security interest in the Collateral on the terms set forth in this Agreement.

 3.3    With respect to the Membership Interest:

(a)    The Membership Interest of the Grantors collectively constitute 100% of the issued and outstanding equity interest in Issuer, consisting of 100,000 limited liability membership interest units, with 85,000 (85%) owned by PSI, 3,765 (3.765%) owned by VS and 11,235 (1l.235%) owned by AstroSol, (each percentage, the "Ownership Percentage" of the respective Grantor);

(b)    Issuer is managed exclusively by Michael Gorton as Chief Operating Manager and Carlos H. Mayer as Operating Manager, and there are no other managers of Issuer;

(c)      True and correct copies of the LLC Governing Documents are attached hereto as Exhibit A, and have not been terminated, amended or modified. Each of the LLC Governing Documents is in full force and effect and Grantor is a duly constituted member of Issuer pursuant to the LLC Governing Documents. The Membership Interest has been validly issued and is non-assessable and fully paid,

(d)                Grantor has full right, power and authority to enter into this Agreement (including the provisions enabling Secured Party or its nominee, upon the occurrence and during the continuance of an Event of Default to exercise the voting and other rights of the Membership interest as provided herein) under the terms of the LLC Agreement and under applicable law, without the consent, approval or authorization of, or notice to, any Person, including any regulatory authority or any Person having any interest in Issuer;

(e)           Grantor is the sole, direct, legal and beneficial owner of the Membership Interest. The security interest granted to Secured Party under this Agreement is a first-priority security interest;

(f)        Grantor is not in default under the LLC Agreement; and

(g)               Grantor hereby irrevocably waives any and all provisions of the LLC Governing Documents that (A) prohibit, restrict, condition or otherwise affect the grant under this Agreement of any lien, security interest or encumbrance on any of the Collateral or any enforcement action which may be taken with respect to any such lien, security interest or encumbrance, (B) are inconsistent with the terms of this Agreement, or (C) might cause Secured Party to become obligated to any Person in any manner as a result of the grant of a security interest in the Collateral in favor of Secured Party.

4.             COVENANTS.

4.1    Grantor hereby covenants that it shall not, without the prior written consent of Secured Party: (a) cause, permit, execute, consent to, vote in favor of, suffer or seek to obtain any modification, amendment, dissolution or termination of Issuer or the LLC Governing Documents; (b) approve or consent to any transfer of a material portion of the assets held by Issuer; or (c) waive or release any material obligation of any party to the LLC Governing Documents, or permit or agree to any act or omission to act on the part of any such party or parties thereunder which reduces, changes, or otherwise adversely affects Secured Party's rights under this Agreement.

4.2    Grantor further covenants and agrees: (a) to comply in all material respects with all provisions and covenants contained in the LLC Governing Documents; (b) to cause to be paid directly to Secured Party (rather than to Grantor) all Collateral Proceeds and all other distributions, dividends and payments of money or property by issuer on account of any of the Collateral except as permitted under the Loan Agreement; (c) to deliver to Secured Party a copy of each notice of default delivered to Grantor under the LLC Governing Documents; (d) to not make any distributions to its member or members during the existence of an Event of Default and, instead, to hold all Collateral, including Collateral Proceeds, in trust for Secured Party and turn over to Secured Party upon its request all Collateral Proceeds and all other distributions, dividends and payments of money or property by Issuer on account of any of the Collateral, in each case during the existence of an Event of Default; and (e) to permit Secured Party to exercise its powers hereunder.

4.3    Grantor shall cause Issuer to comply with all of the covenants and obligations imposed upon Issuer pursuant to the Loan Documents.

4.4    Grantor represents, warrants, covenants and agrees that: (a) the Membership interest is (and will remain) evidenced by a Certificate, is (and will remain) a security under UCC Section 8103, is not (and will not be) held in a securities account, and is not(and will not be) investment securities (as defined in the Investment Company Act of 1940, as amended); (b) Grantor will comply with all requirements of the UCC to effectuate the pledge of the Collateral as required in the Agreement; (c) Grantor's ownership of the Ownership Percentage of the equity interests in Issuer is indicated in the LLC Governing Documents, and Grantor has not assigned or encumbered such interests (except to Secured Party pursuant to the Agreement); (d) Grantor holds no indebtedness or right to payment from Issuer except by virtue of the Membership interest under the LLC Governing Documents; and (e) Grantor is not in default under the terms of the LLC Governing Documents.

4.5    Concurrently herewith Grantor shall deliver to Secured Party all Certificates, representing the Membership Interest endorsed in blank, in a manner satisfactory to Secured Party in all respects, together with undated transfer powers endorsed in blank in the form attached hereto as Exhibit B.

5.            RIGHTS OF SECURED PARTY.

5.1    FILINGS TO PERFECT SECURITY. Secured Party may (and is hereby authorized to) me with any filing office such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by Grantor) as Secured Party may deem necessary in its sole discretion to perfect and to maintain perfected security interests in the Collateral. Such documents may designate Secured Party as the secured party and Grantor as the debtor, identify Secured Party's security interest in the Collateral, and contain any other items required by law or deemed necessary by Secured Party. Upon Secured Party's request, Grantor shall execute any such documents (whether or not required by law).
Any such filings made by Secured Party prior to Grantor's execution of this Agreement are hereby authorized, ratified and confirmed by Grantor.

5.2    POWER OF ATTORNEY. Grantor appoints Secured Party its true attorney-in-fact to perform any or all of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Secured Party and its officers, employees and agents, or any of them:

(a)            After the occurrence and during the continuance of an Event of Default, to perform any obligation of Grantor hereunder in the name of Grantor, or

(b)                After the occurrence and during the continuance of an Event of Default, to endorse or sign the name of Grantor on all instruments given in payment or in part payment of any Collateral and all documents of satisfaction, discharge, or receipt required or requested in connection therewith;

(c)            To file or take any action or institute any case or proceeding (i) that, after the occurrence and during the continuance of an Event of Default, Secured Party may deem necessary or appropriate to collect or otherwise realize upon any or all of the Collateral, or effect a transfer thereof, or (ii) that may be necessary or appropriate to protect and preserve the right, title, and interest of Secured Party in and to the Collateral and the security intended to be afforded hereby;

(d)            After the occurrence and during the continuance of an Event of Default, to ask, demand, collect, receive, receipt for, and sue for any and all sums or properties that may be or become due, payable, or distributable in respect of the Collateral or that constitute a part thereof (including all payments required under Section 4.2 hereof), with full power to settle, adjust, or compromise any claim thereunder or therefor as fully as Grantor could do. Regardless of any provision of this Agreement or the Loan Documents to the contrary, Secured Party shall not be considered to have accepted any property other than cash in satisfaction of any obligation of Grantor to Secured Party unless and until Secured Party has given express, written notice of Secured Party's election thereof;

(e)            To prepare, execute, me, record or deliver financing statements, continuation statements, termination statements, statements of assignment, and applications for registration or like papers to perfect, preserve or release Secured Party's interest in the Collateral;

(f)           To verify facts concerning the Collateral by inquiry of members, officers or other representatives of Grantor or Issuer; and

(g)           Following the occurrence and during the continuance of any Event of Default, to exercise all rights, powers and remedies which Grantor would have, but for this Agreement, under the Collateral; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and Secured Party shall not have any liability or responsibility for any act or omission (other than Secured Party's willful misconduct) taken with respect thereto. Grantor hereby agrees to repay immediately upon demand all costs and expenses incurred or expended by Secured Party in exercising any right or taking any action under this Agreement, together with interest from the date, of expenditure at the rate at which interest accrues on the Loan, plus 5% per annum (but in no event more than the maximum rate of interest permitted by applicable law).

5.3     ALL COLLATERAL PROCEEDS MUST BE PAID TO SECURED PARTY. After the occurrence and during the continuance of an Event of Default, until the Obligations have been paid and performed in full, Grantor shall cause Issuer and every other Person having control over such payment to pay all Collateral Proceeds directly to Secured Party at such account or address as Secured Party specifies in writing. Any Collateral Proceeds which are received by Grantor contrary to the provisions of this Section 5.3 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and shall be immediately paid over to Secured Party. Amounts so paid to Secured Party shall be applied by Secured Party to the Obligations in such order and manner as Secured Party in its sole discretion shall determine.

6.             FURTHER ASSURANCES. Grantor agrees that at any time, and from time to time, at its own expense Grantor will promptly execute, deliver and me or record all further financing statements, instruments and documents, and will take all further actions, including causing the issuers of, or obligors on any of the Collateral to so execute, deliver, file or take other actions, that Secured Party may request in order to perfect and protect any pledge or security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral and to preserve, protect and maintain the Collateral and the value thereof, including payment of all taxes, assessments and other charges imposed on or relating to the Collateral. Grantor hereby consents and agrees that the issuers of, or obligors on, the Collateral, or any registrar or transfer agent or trustee for any of the Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

7.            VOTING RIGHTS.

7.1     VOTING RIGHTS PRIOR TO EVENT OF DEFAULT. So long as no Event of Default has occurred and is continuing and Secured Party has not given the Enforcement Notice referred to in Section 7.2 below, Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Membership Interest, or any part thereof, for any purpose not prohibited by the terms of this Agreement, the Loan Agreement, or the other Loan Documents; provided, however, that Grantor shall not exercise, or refrain from exercising, any such right if it would result in an Event of Default.

7.2     VOTING RIGHTS DURING EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, exercisable by giving written notice to Grantor of its election to exercise this option (the "Enforcement Notice"), all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7.1 above shall cease, and all such rights shall thereupon become vested in Secured Party who shall have the sole right to exercise such voting and other consensual rights.

7.3   IRREVOCABLE PROXY. Grantor hereby revokes all previous proxies with regard to the Membership Interest and appoints Secured Party as its proxyholder to attend and vote at any and all meetings of the members of Issuer, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of members of Issuer executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted its shares or equity interests, as applicable, or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only at its option upon the occurrence and during the continuance of an Event of Default. Grantor hereby authorizes Secured Party to substitute another Person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate entity. This proxy is coupled with an interest and is irrevocable until such time as all Obligations have been paid and performed in full.

8.            TRANSFERS AND OTIIER LIENS; CERTAIN PERMITTED TRANSFERS.

8.1    Grantor agrees that it will not (a) except to a party who is a Grantor under this Agreement, sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral or any distributions thereunder, (b) create or permit to exist any lien upon or with respect to any of the Collateral, or (c) take any action with respect to the Collateral which is inconsistent with the provisions or purposes of this Agreement, the LLC Governing Documents, the Loan Agreement, or any of the other Loan Documents.

8.2    Grantor shall not enforce Section H (Transfer and Assignability of Interests) of Article II of the LLC Agreement against any other member of Issuer if such member is the holder of a Membership Interest as a result of Secured Party exercising its rights under this Agreement (including the Secured Party and transferees of the Secured Party).

9.           SECURED PARTY MAY PERFORM OBLIGATIONS. If Grantor fails to perform any Obligation contained herein, Secured Party may, but without any obligation to do so and without notice to or demand upon Grantor, perform the same and take such other action as Secured Party may deem necessary or desirable to protect the Collateral or Secured Party's security interest therein, Secured Party being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any lien which in the judgment of Secured Party appears to be prior or superior to Secured Party's security interest, and in exercising any such powers and authority to pay expenses, employ counsel and pay attorneys' fees. Grantor hereby agrees to repay immediately upon demand all sums so expended by Secured Party, together with interest from the date of expenditure at the rate at which interest accrues on the Loan plus 5% per annum (but in no event more than the maximum rate of interest permitted under applicable law). To the maximum extent permitted by law, Secured Party shall not be under any duty or obligation to (i) preserve, maintain or protect the Collateral or any of Grantor's rights or interests therein, (ii) exercise any voting rights with respect to the Collateral, whether or not an Event of Default has occurred or is continuing, or (iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Collateral on behalf of Grantor or any other Person having any interest therein; and Secured Party does not assume and shall not be obligated to perform the obligations of Grantor with respect to the Collateral.

10.            NO ASSIGNMENT OF DUTIES. This Agreement constitutes an assignment of the Collateral only and not an assignment of any duties or obligations of Grantor with respect thereto, and by its acceptance hereof and whether or not Secured Party shall have exercised any of its rights or remedies hereunder, Secured Party does not undertake to perform or discharge, and shall not be responsible or liable for the performance or discharge of, any such duties or responsibilities. Grantor agrees that, notwithstanding the exercise by Secured Party of any of its rights hereunder, Grantor shall remain liable for the full and prompt performance of all of Grantor's obligations and liabilities under the LLC Governing Documents. Under no circumstances shall Secured Party be deemed to be a member of Issuer by virtue of the provisions of this Agreement unless expressly agreed to in writing by Secured Party. Without limiting the generality of the foregoing, Secured Party shall have no fiduciary duty to Grantor or any other members in Issuer, whether by virtue of the security interests and liens hereunder, or any enforcement action concerning such security interests and liens, unless and until Secured Party elects (in its sole discretion) in writing to be admitted to Issuer as a substituted member.

11.             REASONABLE CARE. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially similar to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to maturities, calls, conversions, exchanges, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

12.            EVENTS OF DEFAULT AND REMEDIES.

12.1    RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Secured Party may pursue any remedy available under this Agreement or at law (including under the provisions of the UCC) or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, all of which remedies may be pursued by Secured Party separately, successively or simultaneously, with or without notice to Grantor, and at the sole option of and in the sole discretion of Secured Party, including the following specific remedies:

(a)            to file suit and obtain judgment and, in conjunction with any action, to seek any ancillary remedies provided by law, including levy of attachment and garnishment;

(b)           to notify Issuer and any and all other obligors on any Collateral; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Secured Party, in whole or in part, the Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Collateral; to give all consents, waivers and ratifications with respect to the Collateral and exercise all other rights, powers and remedies and otherwise act with respect to the Collateral as if Secured Party were the owner thereof (Grantor hereby irrevocably constituting and appointing Secured Party the proxy and attorney-in-fact of Grantor, with full power and authority of substitution, to do so);

(c)            to enforce payment and prosecute any action or proceeding with respect to any and all of the Collateral and take or bring, in Secured Party's name or in the name of Grantor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral;

(d)            in accordance with applicable law, to take possession of the Collateral with or without judic'lal process (Grantor hereby grants to Secured Party the right, for this purpose, to enter into or on any premises where the Collateral may be located);

(e)            to endorse, in the name of Grantor, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Collateral;

(f)        to transfer any or all of the Collateral into the name of Secured Party or its nominee or nominees;

(g)           in its sole discretion, and in such order and manner as Secured Party may deem appropriate, to apply against the Obligations any and all sums deposited with it or held by it;

(h)            in accordance with applicable law, to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker's board or securities exchange, in whole or in parts (without omitting the generality of the foregoing, the Membership Interest may be sold in its entirety to one buyer or in parts to more than one buyer), for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party; and

(i)             with or without taking possession, to sell or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

12.2     NO WAIVER. No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default will: (a) impair any right or remedy; (b) waive any default or operate as an acquiescence to the Event of Default; or (c) affect any subsequent default of the same or of a different nature.

12.3     NOTICE OF FORECLOSURE SALE. Secured Party shall give Granter such notice of any private or public sale of the Collateral as may be required by the UCC. Any sale of the Collateral shall be held at such time or times and at such place or places as Secured Party may determine in the exercise of its sole and absolute discretion. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Collateral. Secured Party shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given.

12.4    PRIVATE SALES. Upon the occurrence and during the continuance of an Event of Default, whether or not any of the Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, Secured Party may, in its sole and absolute discretion, sell all or any part of the Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may (a) approach and negotiate with a limited number of potential purchasers, and (b) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Collateral is sold at private sale, Grantor agrees that if the Collateral is sold for a price which Secured Party in good faith believes to be reasonable, then (1) the sale shall be deemed to be commercially reasonable in all respects, (2) Grantor shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (3) Secured Party shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for Collateral which is not regularly traded on a recognized securities exchange or in another recognized market, and that a sale by Secured Party of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell Collateral that is privately traded.

12.5    WARRANTIES. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

12.6     TITLE OF PURCHASERS. Upon consummation of any sale of Collateral pursuant to this Section 12, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent permitted by law, if the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again upon like notice.

12.7     DISPOSITION OF PROCEEDS OF SALE. Subject to any contrary provisions of the UCC, the cash proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied, first, to the costs and expenses (including attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; and second, to the satisfaction of the Obligations in such order and manner as Secured Party in its sole and absolute discretion may determine.

12.8    NO LIMITATIONS ON PARTIES TO WHOM COLLATERAL MAY BE SOLD.  Granter hereby acknowledges and agrees that Secured Party shall not be limited in any way with respect to the parties to which the Collateral may be sold, whether at a public or private sale or at any broker's board or securities exchange, or otherwise. Granter specifically acknowledges and agrees that Secured Party may, without any liability whatsoever to Granter or the issuer of the Collateral, contact one or more competitors of Granter or the issuer of the Collateral or any other party or parties which may desire to obtain a controlling interest in the issuer, regarding a sale of the Collateral, and Secured Party may sell all or any portion of the Collateral to any one or more of such competitors or other parties, as Secured Party deems appropriate in its capacity as a secured party and without regard to the impact such a sale may have on Granter, the issuer of the Collateral or the management or operations of either.

13.            REGISTRATION AND FILING. Granter has recorded, or caused to be recorded, on the books and records of Issuer, all entries necessary to reflect completely and accurately the pledge of the Membership Interest to Secured Party. A copy of this Agreement will be included in the books and records of Issuer so long as the Membership Interest remains pledged to Secured Party.

14.            CONTINUING EFFECT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Granter for liquidation or reorganization, should Granter become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Granter's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Secured Party, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

15.            COVENANT NOT TO DILUTE MEMBERSHIP INTEREST. Granter represents, warrants and covenants to Secured Party that it will not at any time cause or permit Issuer to issue any additional equity interests, or any options or other rights to acquire any additional equity interests, if the effect thereof would be to dilute in any way the Membership Interest or the interest of Secured Party in the Membership Intere.st.

16.            WAWER. Subject to the rights specifically reserved to Granter under this Agreement, Granter hereby waives, to the maximum extent permitted by applicable law: (i) all rights under any law limiting remedies, including, recovery of a deficiency in respect of the Collateral and all defenses based on any loss of Granter's right to recover any amount from Issuer, whether by right of subrogation or otherwise; (ii) all rights under any law of reimbursement or subrogation, all rights under any law to enforce any remedy that Secured Party may have against Issuer and all rights under any law to partic'lpate in any security held by Secured Party until the Obligations have been indefeasibly satisfied in full in cash; (iii) all suretyship and guarantor's defenses generally; (iv) any equities or rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any law that prevents or delays the enforcement of this Agreement or any portion hereof, and Granter, for itself and for any and all Persons who may claim on its behalf, hereby waives the benefit of all such laws; (v) any combination of the foregoing; and (vi) any other fact or circumstance whether or not similar to the foregoing. Grantor further agrees that upon the occurrence and during the continuation of an Event of Default, Secured Party may elect to nonjudi.cially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against Issuer, any security or any guarantor, even if the effect of that action is to deprive Grantor of the right to collect reimbursement from Issuer for any sums paid by Grantor to Secured Party. Except as otherwise provided by law, any sale of, or any other realization upon, any Collateral by Secured Party in accordance with the terms hereof and the other Loan Documents, shall operate to divest all rights, title, interest, claim and demand, either at law or in equity, of Grantor or Issuer, as the case may be, therein and thereto, and shall be a perpetual bar both at law and in equity against Grantor or Issuer, as the case may be, and against any and all Persons claiming or attempting to claim the Collateral so sold or realized upon, or any portion thereof, from, through and under Grantor or Issuer, as the case may be.

17.           INDEMNITY. Grantor agrees to indemnify and hold harmless Secured Party from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse Secured Party for all costs and expenses, including attorneys' fees and expenses and/or costs and expenses associated with, arising out of or in connection with this Agreement or the exercise by Secured Party of any right or remedy granted to it hereunder, other than arising from the gross negligence or willful misconduct of Secured Party. To the maximum extent permitted by law, in no event shall Secured Party be liable for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof.

18.            NOTICES. All notices, demands or other communications relating to this Agreement shall be given, and shall be deemed received, in accordance with Section 10 of the Loan Agreement. Secured Party's initial address and facsimile number for notice shall be as set forth in the Loan Agreement; Grantor's initial address and facsimile number for notice is set forth below its signature hereto.

19.           SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of Secured Party and Grantor; provided that Grantor may not assign or delegate any of its duties, obligations or liabilities under this Agreement without the prior written consent of Secured Party in its sole discretion.

20.             CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

20.1    This Agreement and all Loan Documents unless otherwise specified therein shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law (other than New York General Obligations Law Sections 5-1401 and 5-1402).

20.2    Grantor hereby agrees that any lawsuit regarding any dispute, controversy, claim or cause of action arising out of or relating to this Agreement, the Loan Documents or any of the transactions contemplated therein may be instituted and prosecuted in the State or Federal courts located in the County of Santa Clara, State of California and hereby submits to the jurisdiction of such courts. Nothing contained in this Agreement or any other Loan Document, however, shall be deemed to constitute, or to imply the existence of, any agreement by Secured Party to bring any such action only in said courts or to restrict in any way any of Secured Party's remedies or rights to enforce the terms of this Agreement or any other Loan Document as, when and where Secured Party shall deem appropriate, in its sole discretion.

20.3    GRANTOR AND SECURED PARTY EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

20.4    WITHOUT INTENDING IN ANY WAY TO LIMIT GRANTOR'S AND SECURED PARTY'S AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if the jury waiver set forth above in this Section is not enforceable, then any Claim shall be decided by judic'lal reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This Section shall not restrict a party from exercising remedies under the Code or from exercising pre-judgment remedies under applicable law.

21.            CONSTRUCTION. In addition to definitions set forth above, in this Agreement: (a) "Borrower" means both the named Borrower and any other Person at any time primarily liable for all or any part of the Obligations; (b) if there are multiple Borrowers, "Borrower" means all and any one or more of them; (c) if more than one Person has signed this Pledge as Grantor, "Grantor" means all and any two or more of them, as well as each of them individually; and (d) "Secured Party" means both the named Secured Party and any other or future owners or holders, including pledgees and partic.Ipants, of the Obligations or any portion thereof or interest therein. In addition, the provisions of Section I .3 of the Loan Agreement shall apply to the construction of this Agreement as if set forth herein in full, mutatis mutandis.

22.            EXHIBITS. All exhibits referred to in this Agreement and attached hereto are incorporated herein.

23.            COUNTERPARTS. This Agreement may be executed in counterparts, which together shall constitute one agreement. Further, orig_inal counterpart signature pages may be compiled together in one or more orig'inal documents. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (e.g., "pdf' or "tif') shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF. the parties have caused this Agreement to be duly executed as of the date first above written.

PRINCIPAL SOLAR, INC.,
a Delaware corporation
By: /s/ Michael Gorton
Name: Michael Gorton
Title: Chief Executive Officer

Address for Notices:
Principal Solar, Inc 2700 Fairmont Dallas, TX 75201 Attention: Michael Gonon. CEO e-mail: mg@principa\solar.com FAX: (972) 899-9276

VIS SOLIS, INC., a Tennessee corporation

By: /s/ Carlos H. Mayer
Name: Carlos H. Mayer Title: President and Chief Executive Officer

Address for Notices:
256 Seaboard Lane Suite E-206 Franklin, TN 37067
Telecopy/Facsimile:
615-807-1468

IN WITNESS WHEREOF. the parties have caused this Agreement to be duly executed as of the date first above written.

ASTROSOL, INC., a Tennessee corporation

By: /s/ Carlos H. Mayer
Name: Carlos H. Mayer Title: President and Chief Executive Officer

Address for Notices:
256 Seaboard Lane Suite E-106 Franklin, TN 37067
Telecopy/Facsimile:
615-807-1468

EXHIBIT A

COPIES OF LLC CERTIFICATE AND LLC AGREEMENT

[Attached]

ARTICLES OF ORGANIZATION
OF
POWERHOUSE ONE, LLC

STATE OF TENNESSEE
2010 AUG -9 PM 2:54
SECRETARY OF STATE

6754.0129

The undersigned natural person, having capacity to contract and organize a Limited Liability Company under the Tennessee Revised Limited Liability Company Act, adopts the following Articles of Organization for such company:

1. The name of the Company is **Powerhouse One, LLC.**

2. The maximum number of members which the Company may have is unlimited. There are no preemptive rights with respect to the members.

3. The company's initial registered agent and office is **Timothy E. Hayes, 1258 Habersham Way, Franklin, Tennessee 37067.**

4. The name and address of the organizer of the company is **Timothy E. Hayes, 1258 Habersham Way, Franklin, Tennessee 37067.**

5. The principle office of the Company is **1258 Habersham Way, Franklin, Tennessee 37067.**

6. The purpose or purposes for which the Company is organized are:
   To engage in any lawful activity under the laws of the State of Tennessee, and to do any thing necessary or incidental to the activity.

7. The Company elects to be member governed.

8. This Company shall have all the powers granted to limited liability companies under the Tennessee Revised Limited Liability Company Act.

9. The duration of the Company shall be perpetual unless terminated sooner by a vote of its members.

10. This document shall be effective upon filing.

This the 9th day of August, 2010

Timothy E. Hayes, Organizer

STATE OF TENNESSEE
Tre Hargett, Secretary of State
Division of Business Services
312 Rosa L. Parks Avenue
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

Powerhouse One, LLC
1258 Habersham Way
Franklin, TN 37067 USA

August 9, 2010

Filing Acknowledgment

Please review the filing information below and notify our office immediately of any discrepancies.

Control #:	**637347**	Formation Locale:	Williamson County
Filing Type:	Limited Liability Company - Domestic	Date Formed:	08/09/2010
Filing Date:	08/09/2010 2:54 PM	Fiscal Year Close	12
Status:	Active	Annual Rpt Due:	04/01/2011
Duration Term:	Perpetual	Image #:	6754-0218
Managed By:	Member Managed		

Document Receipt

Receipt #: 232008	Filing Fee:	$300.00
Payment-Check/MO - POWERHOUSE LLC, FRANKLIN, TN		$300.00

Registered Agent Address
TIMOTHY E HAYES
1258 HABERSHAM WAY
FRANKLIN, TN 37067 USA

Congratulations on the successful filing of your **Articles of Organization** for **Powerhouse One, LLC** in the State of Tennessee which is effective on the date shown above. You must also file this document in the office of the Register of Deeds in the county where the entity has its principal office if such principal office is in Tennessee.

You must file an Annual Report with this office on or before the Annual Report Due Date noted above and maintain a Registered Office and Registered Agent. Failure to do so will subject the business to Administrative Dissolution/Revocation.

Tre Hargett, Secretary of State
Business Services Division

Processed By: Susan Anderson

Phone (615) 741-2286 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

OPERATING AGREEMENT OF

Powerhouse One LLC

Article I – Organization

Section A – Formation and Qualification

The members have formed a Limited Liability Company (the "Company") in the state of Tennessee by filing Articles of Organization with the Secretary of State, Business Service Division, 312 Rosa L. Parks Avenue, 6th floor, William R. Snodgrass Tower, Nashville, TN37243.

Section B – Name

The name of the Company shall be **Powerhouse One LLC**. The business of the Company may be conducted under that name or, in compliance with applicable laws, any other name that the Company deems appropriate.

Section C – Principle Office

The principal office of the Company shall be at such place or places of business within or without the state of Tennessee as the Company may determine.

Section D – Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the state of Tennessee. The rights and liabilities of the Members shall be determined pursuant to the laws of the state of Tennessee and this Agreement. To the extent that any provision of this Agreement is inconsistent with the law, this Agreement shall govern to the extent permitted by law.

Section E – Term

The term of the Company commenced on the filing of the Articles of Organization and shall be perpetual.

Section F – Registered Agent & Office

The Company shall continuously maintain a registered agent in the state of Tennessee as required by law. The registered agent and office of the Company shall be as stated in the Articles of Organization or any amendment thereof. The registered agent and/or office may be changed from time to time by a resolution of the Members of the Company.

Current Registered Agents Address:

Timothy E. Hayes, 1258 Habersham Way, Franklin, TN, 37067, USA

Section G – Purpose of the Company

The purpose of the Company is to engage in all lawful activities under the laws of the State of Tennessee, and to do anything necessary or incidental to the activity, including, but not limited to the following:

Investing in, Financing in, and Operating of Renewable Energy Projects, such as solar electrical projects (photovoltaic), and alike.

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Article II – Membership Interests

Section A – Initial Members of the Company

The initial Members of the Company are the Members who are identified in Exhibit A (attached).

Section B – Percentage of Ownership

A member's ownership of the Company is the total of his Voting Shares and Nonvoting Shares, together with all of the rights that arise from the ownership of such shares. The Percentage of Ownership ("Ownership Percentage") shall be calculated by adding together that Member's membership shares (Voting and Nonvoting) and then dividing this sum by the total of all of the Members' membership shares (Voting and Nonvoting).

The initial Ownership, Percentage Ownership and Percentage Voting Interests in the Company of each Member are identified in Exhibit A.

Section C – Membership Classifications

The Company shall issue Class A Voting Membership Shares ("Voting Shares") to the members who vote (the "Voting Members"). The Voting Members shall have the right to vote on all company matters, as outlined in this Agreement.

The Company may issue Class B Nonvoting Membership Shares ("Nonvoting Shares"). Nonvoting shares hold no voting rights whatsoever, and members who only own Nonvoting Shares will have no right to vote on any matters. Members may hold both Voting Shares and Nonvoting Shares.

Section D – Management by Members

The Voting Members shall manage the Company. In their capacity as Managers, they shall have the right to make decisions and vote upon all matters as specified in this Agreement, in proportion to their respective Ownership Percentage of the Company. Voting Members need not identify whether or not they are acting as a Member or a Manager when they take action.

Nonvoting Members have no right to participate in the management of the Company, nor vote on any matters of the Company. No Nonvoting Member shall take any action or enter into any contract or obligation on behalf of the Company without the prior written consent of all of the Voting Members. Likewise, no Nonvoting Member shall perform any act that is in any way pertaining to the Company or its assets.

Section E – New Members

The Voting Members may issue additional Voting Capital or Nonvoting Capital and thereby admit a new Member or Members, as the case may be, to the Company, only if such new Member (a) is approved unanimously by the Voting Members; (b) delivers to the Company his required capital contribution; and (c) agrees in writing to be bound by the terms of this Agreement by becoming a party hereto.

Upon the admission of a new Member to the Company, the capital accounts of all Members, and the calculations that are based on the capital accounts, shall be adjusted appropriately.

Section F – Capital Accounts

A separate capital account shall be maintained for each Member. The capital account of each Member shall be increased by (a) the amount of money contributed to the Company by the Member, (b) the fair market value of any property contributed to the Company by the Member, (c) allocations of profit to the Member, (d) the Member's share of the increase in the tax basis of Company property, if any, arising out of the recapture of any

2

tax credit, and (e) allocations of income or gain to the Member, as provided under this Agreement.

The capital account of each Member shall be reduced by (a) the amount of any cash and the fair market value of any property distributed to the Member by the Company (net of liabilities, secured by such distributed property that such Member is assumed to take), (b) the amount of expenses or loss allocated to the Member, and (c) the Member's share of the decrease in the basis of the Company's property arising from the allowance of a tax credit.

Section G – Liability of Members

No Member shall be personally responsible for any debts, liabilities, or obligations of the Company solely by reason of being a Member. All debts, obligations and liabilities of the Company, whether by contract or not, shall belong solely to the Company.

Section H – Transfer and Assignment of Interests

A Member may not sell, assign, transfer or otherwise dispose of all or part of his Membership Interest in the Company without first making a written offer to sell such Membership Interests to the other Members or the Company at a mutually agreed upon price. If the Company or such other Members decline the purchase of the Membership Interest within thirty (30) days, and the sale or assignment is made and the Members fail to approve this sale or assignment unanimously then, the purchaser or assignee shall have no right to vote nor participate in the management of the business or other affairs of the Company. The purchaser or assignee shall only be entitled to receive the share of the profits or other compensation by way of income and the return of contributions to which that Member would otherwise be entitled.

In the event of a Member's bankruptcy or other involuntary transfer of interest, such as a creditor obtaining a lien or a charging order against a Member's interest, this act shall constitute a material breach of this Agreement by such Member. The creditor or claimant shall only be considered an Assignee and shall have no right to become a Member or have rights to participate in the affairs of the company nor have the right to participate as a Member or Manager in any regard. Said creditor or claimant shall only be entitled to receive the share of profit and losses, or the return of capital, to which the Member would otherwise have been entitled.

In the event of a charging order, bankruptcy, lien, or other involuntary transfer, the Members may unanimously elect that the Company purchase all or any part of the membership shares that are in question. The price shall be equal to one-half (@@bf1/2) of the fair market value of such shares. Written notice of such purchase shall be provided to the creditor or claimant within sixty (60) days.

Article III – Allocations and Profit Distributions

Section A – Allocations of Profits and Losses

The profits and losses of the Company shall be allocated to the Members in proportion with their individual ownership percentages. Should the Company wish to make special allocations, they must comply with Section 704 of the Internal Revenue Code and the corresponding regulations.

Section B – Distributions

Subject to applicable law and limitations elsewhere in this Agreement, the members may elect to make a distribution of assets at any time that would not be prohibited under by law or under this Agreement. The amount and timing of all distributions of cash, or other assets, shall be determined by a unanimous vote of the Voting Members. All such Distributions shall be made to those Members who, according to the books and records of

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the Company, were the holders of record of Membership Interests on the date of Distribution.

The Voting Members may base a determination that a distribution of cash may be made on a balance sheet, profit and loss statement, cash flow statement of the Company, or other relevant information. Neither the Company nor any Members shall be liable for the making of any Distributions in accordance with the provisions of this section.

No Member has the right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members except on the dissolution and winding up of the Company.

Article IV – Meetings & Voting

Section A – Notice of Meetings

If any action on the part of the Members is to be proposed at the meeting, then written notice of the meeting must be provided to each Member entitled to vote not less than ten (10) days or more than sixty (60) days prior to the meeting. Notice may be given in person, by fax, by first-class mail, or by any other written communication, charges prepaid, at the Members' address listed in Exhibit A, attached. The notice shall contain the date, time, and place of the meeting and a statement of the general nature of this business to be transacted there.

Section B – Meetings

The Company shall have no predetermined annual or regular meetings of the Members. However, any Member or Members with a collective ownership percentage of ten percent (10%) or more may call a meeting of the Members at any time.

No action may be taken at a meeting that was not proposed in the notice of the meeting, unless all Voting Members consent unanimously.

Any meeting may be adjourned upon the vote, and subsequent approval, of the majority of the Membership Interests represented at the meeting.

Section C – Quorum

Members holding at least fifty-one percent (51%) of the Voting Membership Interests in the Company represented in person, by telephone, or by proxy, shall constitute a quorum at any meeting of Voting Members. In the absence of a quorum at any such meeting, the Voting Members may adjourn the meeting for a period not to exceed sixty (60) days.

Section D – Voting

Except as expressly set forth elsewhere in this Agreement or otherwise required by law, all actions requiring the vote of the Members may be authorized upon the vote of those Members collectively holding a majority of the Membership Interests in the Company. The following actions require the unanimous vote of all Members, who are not the transferors of a Membership Interest:

(i) Making an Amendment to the Articles of Organization or this Agreement;

(ii) Absolving any Member from the obligation of making a capital contribution or returning money or property that was distributed to such Member in violation of law or this Agreement;

(iii) Approving the sale, transfer, assignment or exchange of a Member's interest in the Company and the admission of the transferee as a Member with full rights therein;

4

(iv) Purchasing, by the Company or its nominee, the Membership Interest of a transferor Member.

Section E – Proxies

Proxies are only valid when signed by the Member entitled to the vote and must be filed with the secretary of the meeting prior to the commencement of voting on the matter in which the proxy is being elected to vote upon. Proxies shall become invalid after 11 months from the date of its execution unless otherwise stated in the proxy. Additionally, the proxy may be terminated at-will by the voting member. The termination of such proxy must be submitted to the Company prior to the termination being effective.

Article V – Management & Duties)

Section A – Election and Appointment

The Company shall be managed by one or more appointed Managers. The name and address of the Managers of the Company can be found in Exhibit B, attached. The Members, by a majority vote, shall elect and appoint as many Managers as the Members determine shall be in the best interest of the Company, though no less than one.

One manager shall be elected to take the position of Chief Operating Manager. The Chief Operating Manager shall be held responsible for managing the operations of the Company and shall carry out the decisions of the Managers.

Members shall serve until they resign or their successors are duly elected and appointed by the Members.

Section B – Delegation of Powers

The Managers are authorized on the Company's behalf to bind the Company to contracts and obligations, and to do or cause all acts to be done deemed necessary or appropriate to carry out or further the business of the Company. All decisions and actions of the Managers shall be made by majority vote of the Managers as provided in this Agreement. The managers have in their power to authorize or decide the following:

(i) The employment of persons or institutions for the operation and management of the company affairs

(ii) Execute all checks, drafts, and money orders for the payment of company funds

(iii) Deliver and execute promissory notes, loans, or security agreements

(iv) The purchase or acquisition of company assets

(v) The sale, lease, or other disposition of company assets

(vi) Granting security interests in the company assets in exchange for capital

(vii) The prepayment or refinancing of any loan secured by the company assets

(viii) Execute and deliver all contracts, franchise agreements, licensing agreements, assignments, leases, and subleases that affect the company assets

Section C – Compensation

Any Manager who renders services to the Company shall be entitled to compensation in direct proportion to the value of such services. Additionally, the Company shall reimburse all direct out-of-pocket expenses incurred by the Managers while managing the Company.

Section D – Indemnification

Unless otherwise provided by law or expressly assumed, a person who is a Member or Manager, or both, shall not be liable for the acts, debts, or liabilities of the Company,

5

except to the extent any related loss results from fraud, gross negligence, or willful or wanton misconduct on the part of such Member or the material breach of any obligation under this Agreement or of the fiduciary duties owed to the Company or the other Members by such Member.

In addition, the Company shall, to the fullest extent allowed by law, indemnify, save, and hold harmless and pay all judgments and claims against the Members, and each of such Member's agents, legal representatives, heirs, affiliates, successors, and/or assigns from, against, and in respect of any and all liability, loss, damage, and expense incurred or sustained by the indemnified party in connection with the activities of the Company or in dealing with third parties on behalf of the Company, including all costs and attorney's fees, as incurred, and any amounts expended in the settlement of any claims of liability, loss, or damage to the fullest extent allowed by law.

Article VI – Miscellaneous

Section A – Books and Records

The Members shall maintain at the Company's principal place of business the following books and records: a current list of the full name and last known business or residence address of each Member, together with their capital contribution and membership interest; a copy of the Articles and all amendments thereto; copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years, and a copy of this Agreement and any amendments to it.

Section B – Financial Records and Reporting

The complete and accurate accounting and financial records of the Company shall be held by the Managers at the Company's principal place of business. Such records shall be kept on such method of accounting as the Managers shall select. The Company's accounting period shall be the calendar year.

The Managers shall close the accounting records at the close of each calendar year, and shall prepare and send to each member a statement of such Member's distributive share of income and expense — in the form of a Schedule K-1 — for income tax reporting purposes.

Section C – Indemnification Clause

The Company shall indemnify any person, to the fullest extent permitted by law, who is a party defendant or is threatened to be made a party defendant, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Member of the Company, Manager, employee, or agent of the Company, or is or was serving at the request of the Company, so long as the person did not behave in violation of law or this Agreement, for instant expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding.

Section D – Dispute Resolution

The Members agree that in the event of any dispute or disagreement solely between or among any of them arising out of, relating to, or in connection with this Agreement or the Company or its organization, formation, business, or management, the Members shall use their best efforts to resolve any dispute arising out of or in connection with this Agreement by good-faith negotiation and mutual agreement. The Members shall meet at a mutually convenient time and place to attempt to resolve any such dispute.

However, in the event that a member dispute cannot be resolved, such parties shall first attempt to settle such dispute through a non-binding mediation proceeding. In the event

6

any party to such mediation proceeding is not satisfied with the results thereof, then any unresolved disputes shall be finally settled in accordance with an arbitration proceeding. In no event shall the results of any mediation proceeding be admissible in any arbitration or judicial proceeding.

Section E – Dissolution

Should a dissolution event occur, the Company shall be dissolved, its assets disposed of, and its affairs wound up. The following events constitute "Dissolution Events": (i) at any time as specified in the Articles of Organization or this Agreement, (ii) upon the happening of a specific event as specified in the Articles of Organization or elsewhere in this Agreement, (iii) upon the unanimous consent of all members, (iv) upon the withdrawal, bankruptcy, expulsion, death or dissolution of a Member, unless within ninety (90) days after the date of disassociation, a majority of the remaining Members consent to continue the business operations.

Franklin, 9th August 2010

Timothy E. Hayes	Carlos H. Mayer
vis solis LLC	vis solis LLC

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EXHIBIT A

LLC MEMBERS AND INITIAL CONTRIBUTIONS

Name	Address	Contribution Amount	Signature
vis solis LLC	1258 Habersham Way, Franklin, TN, 37067, USA	100,000 US$	[signature]

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EXHIBIT B

LLC MANAGERS

Name	Address	Signature
Timothy E. Hayes (vis solis LLC)	1258 Habersham Way Franklin, TN 37067 USA	[signature] Chief Operating Manager
Carlos H. Mayer (vis solis LLC)	Parkstrasse 20, Limburg, 65549 Germany	[signature]

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FIRST AMENDMENT TO THE OPERATING AGREEMENT
FOR
POWERHOUSE ONE, LLC
A Tennessee Limited Liability Company

This First Amendment to the Operating Agreement for Powerhouse One, LLC (hereinafter "the LLC") is made and entered into this 30 day of September, 2011, by and between all members of the LLC who have affixed their signature hereto as of this date.

WITNESSETH,

The members previously entered into an Operating Agreement governing the operation of the LLC on August 9th, 2010 (hereinafter the "Original Operating Agreement"), a copy is attached hereto as Attachment 1.

The current members of the LLC wish to admit a new member to the LLC, remit a portion of the initial contribution to the then current member, and to make additional amendments to the Original Operating Agreement as follows which is the reason for this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound, the members agree and contract as follows:

1. Amendments to the Original Operating Agreement:

A. Section C of Article IV- Meetings & Voting of the Original Operating Agreement is hereby amended in its entirety to read as follows:

Section C – Quorum

Members holding at least seventy-five percent (75%) of the Voting Membership Interests in the Company represented in person, by telephone, or by proxy, shall constitute a quorum at any meeting of Voting Members. In the absence of a quorum at any such meeting, the Voting Members may adjourn the meeting for a period not to exceed sixty (60) days.

B. Exhibit A of the Original Operating Agreement is hereby amended in its entirety to read as follows:

EXHIBIT A

LLC MEMBERS AND INITIAL CONTRIBUTIONS

Name	**Address**	**Contribution Amount**	**Percentage Ownership of LLC and Percentage Voting Interests**	**Signature**

FIRST AMENDMENT TO THE OPERATING AGREEMENT FOR POWERHOUSE ONE, LLC – 083111 – rkg - Page 1 of 4

vis solis LLC	198 E. Main St. Ste. 4 Franklin, TN 37064	$25,100.00 (US$)	25.1%	Carlos H. Mayer, Managing Member, vis solis, LLC Timothy E. Hayes, Managing Member, vis solis, LLC
AstroSol, Inc.	198 E. Main St. Ste. 4 Franklin, TN 37064	$74,900.00 (US$)	74.9%	Michael Volz, President, AstroSol, Inc.

Note: Total initial capital contribution = cash contribution + non-cash contribution.

All prior Members have made their required initial capital contributions prior to execution of this Amendment. The new Member(s) shall complete their initial capital contributions to the LLC within 20 days of the date of this agreement unless another date is agreed upon in writing by all LLC Members. Any Member who fails to make the required initial capital contribution as set forth in this paragraph shall indemnify all other Members of the LLC for any losses or expenses (including reasonable attorney's fees) that are caused by the failure to make the initial capital contribution as set forth herein. Interest shall accrue against a member upon any unpaid capital contribution at a rate of 7% per annum, compounded annually, commencing from the due date of the initial capital contribution.

C. Exhibit B of the Original Operating Agreement is hereby amended in its entirety to read as follows:

EXHIBIT B

LLC MANAGERS

Name	**Address**	**Signature**
Timothy E. Hayes (vis solis, LLC)	1258 Habersham Way, Franklin, TN, 37067, USA	[signature] Chief Operating Manager
Carlos H. Mayer (vis solis, LLC)	Parkstrasse 20, Limburg, 65549, Germany	[signature] Manager
Michael Volz (AstroSol, Inc.)	Bossee 3, 24259 Westensee, Germany	[signature] Manager

FIRST AMENDMENT TO THE OPERATING AGREEMENT FOR POWERHOUSE ONE, LLC – 083111 – rkg - Page 2 of 4

2. Pursuant to Section E – New Members, of Article II – Membership Interests of the Original Operating Agreement, the initial members as of August 9th, 2010 hereby: a) unanimously approve the addition of AstrolSol, Inc., a Tennessee Corporation, as a Voting Member of the LLC, and b) acknowledge receipt of the initial contribution of $74,900 (US$) by AstrolSol, Inc. as indicated in the amended Exhibit A to the Original Operating Agreement per this First Amendment.

3. Pursuant to Section E – New Members, of Article II – Membership Interests of the Original Operating Agreement, AstroSol, Inc. hereby agrees to be bound by the terms of the Original Operating Agreement and any amendment thereto.

4. All capitalized terms not defined in this Amendment will have the meaning ascribed to them in the Original Operating Agreement.

5. Except as otherwise provided herein, all other terms and conditions of the Original Operating Agreement remain in full force and effect.

6. All LLC members hereby agree and consent to be bound by the terms of the entire operating agreement encompassed by the original as modified by this amendment.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment to Operating Agreement as Members on the date first written above:

MEMBER

Carlos H. Mayer, Managing Member, vis solis, LLC

MEMBER

Michael Volz, President, AstroSol, Inc.

MEMBER

Timothy E. Hayes, Managing Member, vis solis, LLC

MEMBER

FIRST AMENDMENT TO THE OPERATING AGREEMENT FOR POWERHOUSE ONE, LLC – 083111 – rkg - Page 3 of 4

<u>ATTACHMENT 1</u>

Original Operating Agreement

FIRST AMENDMENT TO THE OPERATING AGREEMENT FOR POWERHOUSE ONE, LLC – 083111 – rkg - Page 4 of 4

CONSENT TO ACTION BY MEMBERS WITHOUT A MEETING

By signing this document, the undersigned, who are all Members of Powerhouse One, LLC, a Tennessee Limited Liability Company (the "Company"), hereby unanimously consent to the taking of the following actions without a meeting of Members in accordance with Section C of Article IV and other terms of the Operating Agreement of the Company:

RESOLVED, that Carlos H. Mayer or Tim Hayes are hereby granted signatory authority to bind the Company and to carry out the enumerated powers of Section B, Article V of the Operating Agreement without a special vote or quorum of the Members.

The actions taken will be effective when this Consent to Action has been signed by all Members of the Company.

Carlos H. Mayer,
Managing Member, Powerhouse One, LLC
Managing Member, vis solis, LLC

Date: 12/15/2011

Tim Hayes,
Managing Member, Powerhouse One, LLC
Managing Member, vis solis, LLC

Date: 12/15/2011

Michael Volz,
Managing Member, Powerhouse One, LLC
President and CEO, AstroSol, Inc.

Date: 15th Dec. 2011

The undersigned current members of Powerhouse One, LLC (the "Company"), Vis Solis, Inc., f/k/a Vis Solis, LLC ("Vis Solis") and AstroSol, Inc. ("AstroSol") (Vis Solis and AstroSol collectively referred to as the "Current Members"), and the newly admitted party pursuant to this Amendment, Principal Solar, Inc. ("PSI"), hereby enter into this Second Amendment to the Operating Agreement for Powerhouse One, LLC (the "Second Amendment"), as of the 10th day of June, 2013, by and between all members of the Company who have affixed their signature hereto as of this date.

WITNESSETH,

Current Member Vis Solis previously entered into an Operating Agreement governing the operation of the Company on August 9th, 2010 (hereinafter the "Original Operating Agreement"), a copy of which is attached hereto as Attachment 1.

The Current Members previously entered into a First Amendment to the Original Operating Agreement, on September 30, 2011 (hereinafter the "First Amendment"), a copy of which is attached hereto as Attachment 2.

Current Member Vis Solis filed its Articles of Conversion with the state of Tennessee on March 12, 2013 to convert from a limited liability company to a corporation, a copy of which is attached as Attachment 3

The Current Members and PSI entered into a Purchase and Sale of Limited Liability Company Membership, effective January 1, 2013, and amended on February 14, 2013 and April 15, 2013, in which the Current Members agreed to sell to PSI an eighty-five percent (85%) equity member interest in the Company(the "Purchase Agreement"), and the Current Members of the Company wish to admit PSI as a new member to the Company, and to make additional amendments to the Original Operating Agreement (as previously amended by the First Amendment).

As a part the financing of the Purchase Agreement by PSI, the lender, Bridge Bank, N.A., requires that all Members' "Class A Voting Membership Shares" ("Voting Shares) for their equity member interests in the Company be evidenced by physical, written certificates, requiring the previously uncertificated equity membership interests to be converted into numbers of units corresponding to their related percentage ownership interests.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound, the members agree and contract as follows:

1. Vis Solis, due to its recent conversion from a limited liability company to a corporation from this point forward, including all previous references to Vis Solis, LLC in the Operating Agreement and the First Amendment shall be considered to mean and refer to its converted name of Vis Solis, Inc.

2. Amendments to be made to the Original Operating Agreement (as amended by the First Amendment):

SECOND AMENDMENT TO THE OPERATING AGREEMENT FOR POWERHOUSE ONE, LLC Page 1

A. Article II, Section C, the second paragraph regarding Class B Nonvoting Membership Shares is deleted in its entirety, and the first full paragraph, is amended in its entirety as follows:

Section C – Membership Classifications

The Company is authorized to issue and shall issue up to 100,000 units of Voting Membership Interests ("Voting Shares"), as certificated share instruments to the members who vote (the "Voting Members") and in unit amounts approximating their percentage ownership in the Company, in the form of a specimen LLC Membership Interest Certificate, attached as Exhibit 1 to this Agreement. The Voting Members shall have the right to vote on all company matters, as outlined in this Agreement. Each certificate representing membership interest shall state that the Company is a limited liability company formed under the laws of the State of Tennessee, the name of the Member to whom such certificate is issued and that such certificate represents an interest in the Company within the meaning of Section 48-249-102(22) of the Tennessee Code. The Company hereby irrevocably elects that each interest in the Company shall constitute a "security" within the meaning of Chapter 8 of Title 47 of the Tennessee Code. Each such certificate evidencing any membership interests owned by any Member, or hereafter acquired by any Member, shall contain the following restrictive legend: EACH INTEREST IN THE COMPANY EVIDENCED BY THIS CERTIFICATE SHALL CONSTITUTE A "SECURITY" WITHIN THE MEANING OF CHAPTER 8 OF TITLE 47 OF THE TENNESSEE CODE."

B. Article II, Section D - Management by Members is amended by deleting the second full paragraph regarding Nonvoting Members.

C. Article II, Section E - New Members is amended by deleting the current provision and substituting the following:

Section E – New Members

The Voting Members may issue additional Voting Capital or Nonvoting Capital and thereby admit a new Member or Members, as the case may be, to the Company, only if such new Member (a) is approved by ninety-five percent (95%) or greater of the Voting Members; (b) delivers to the Company its/his required capital contribution; and (c) agrees in writing to be bound by the terms of this Agreement by becoming a party hereto. Upon the admission of a new Member to the Company, the capital accounts of all Members, and the calculations that are based on the capital accounts, shall be adjusted appropriately.

D. Exhibit A of the Original Operating Agreement is hereby amended in its entirety to read as follows:

SECOND AMENDMENT TO THE OPERATING AGREEMENT FOR POWERHOUSE ONE, LLC Page 2

EXHIBIT A

LLC MEMBERS AND INITIAL CONTRIBUTIONS

Name	Address	Initial Contribution Amount	Percentage Ownership of LLC and Percentage Voting Interests	Units Assigned
Principal Solar, Inc.	2700 Fairmount St. Dallas, TX 75201	TBD	85%	85,000
Vis Solis, Inc.	256 Seaboard Lane Suite E-106 Franklin, TN 37067	TBD	3.765%	3,765
AstroSol, Inc.	256 Seaboard Lane Suite E-106 Franklin, TN 37067	TBD	11.235%	11,235

Note: Total initial capital contribution = cash contribution + non-cash contribution.

with the initial contribution amounts to be determined within thirty (30) days of this Second Amendment, as agreed upon by the Members and their accounting advisors.

E. Exhibit B - LLC Managers of the Original Operating Agreement is amended in its entirety to remove the previously appointed managers and read as follows:

EXHIBIT B

LLC MANAGERS

NAME	ADDRESS	SIGNATURE
Michael Gorton Principal Solar, Inc.	2700 Fairmount St. Dallas, TX 75201	Chief Operating Manager
Carlos H. Mayer Representative Vis Solis & AstroSol	256 Seaboard Lane Suite E-106 Franklin, TN 37067	Carlos H. Mayer Operating Manager R. Keith Gordon Per Resolution

F. Section C of Article IV- Meetings & Voting of the Original Operating Agreement, as amended, is hereby amended in its entirety to read as follows:

Section C – Quorum

Members holding at least ninety-five percent (95%) of the Voting Membership Interests in the Company represented in person, by telephone, or by proxy, shall

SECOND AMENDMENT TO THE OPERATING AGREEMENT FOR POWERHOUSE ONE, LLC Page 3

constitute a quorum at any meeting of Voting Members. In the absence of a quorum at any such meeting, the Voting Members may adjourn the meeting for a period not to exceed sixty (60) days

3. Pursuant to Section E - New Members, of Article II - Membership Interests of the Original Operating Agreement, the Current Members as of May 31, 2013 hereby: a) unanimously approve the addition of PSI, a Delaware corporation, as a Voting Member of the Company, b) remove the current Exhibit A - LLC Members and Initial Contributions, and c) acknowledge receipt of PSI's purchase price payment to become an eighty-five percent (85%) owner of the equity membership interest of the Company, causing the resulting collective interest of the Current Members to be fifteen percent (15%) owners of the equity membership interest in the Company.

4. Pursuant to Section E - New Members, of Article II - Membership Interests of the Original Operating Agreement, PSI hereby agrees to be bound by the terms of the Original Operating Agreement and any amendment thereto.

5. All capitalized terms not defined in this Amendment will have the meaning ascribed to them in the Original Operating Agreement and any amendments thereto.

6. Except as otherwise provided herein, all other terms and conditions of the Original Operating Agreement and any amendments thereto remain in full force and effect.

7. All LLC members hereby agree and consent to be bound by the terms of the entire Operating Agreement encompassed by the Original Operating Agreement, as modified by the First Amendment and this Second Amendment.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment to Operating Agreement as Members on the date first written above:

MEMBER: Vis Solis, Inc.

R. Keith Gordon, General Counsel and Secretary, Vis Solis, Inc.

MEMBER: AstroSol, Inc.

R. Keith Gordon, General Counsel and Secretary, AstroSol, Inc.

MEMBER: Principal Solar, Inc.

Michael Gorton, CEO, Principal Solar, Inc.

SECOND AMENDMENT TO THE OPERATING AGREEMENT FOR POWERHOUSE ONE, LLC

Page 4

EXHIBIT B

FORM OF TRANSFER POWER

[Attached]

 MEMBERSHIP INTEREST TRANSFER POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________, ______________ of the membership interests of Powerhouse One, LLC, a Tennessee limited liability company (the "Company"), standing in its name on the books of the Company, represented by Certificate(s) No. 1 herewith, and does hereby irrevocably constitute and appoint ___________________________________ attorney to transfer said membership interests on the books of the Company with full power of substitution in the premises.

Dated: ___________________________________

PRINCIPAL SOLAR, INC a Delaware corporation
By: ___________________________________
Name: _________________________________
Its: ____________________________________

 MEMBERSHIP INTEREST TRANSFER POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________, ______________ of the membership interests of Powerhouse One, LLC, a Tennessee limited liability company (the "Company"), standing in its name on the books of the Company, represented by Certificate(s) No. 1 herewith, and does hereby irrevocably constitute and appoint ___________________________________ attorney to transfer said membership interests on the books of the Company with full power of substitution in the premises.

Dated: ___________________________________

VIS SOLIS, INC a Tennessee corporation
By: ___________________________________
Name: _________________________________
Its: ____________________________________

 MEMBERSHIP INTEREST TRANSFER POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________, ______________ of the membership interests of Powerhouse One, LLC, a Tennessee limited liability company (the "Company"), standing in its name on the books of the Company, represented by Certificate(s) No. 1 herewith, and does hereby irrevocably constitute and appoint ___________________________________ attorney to transfer said membership interests on the books of the Company with full power of substitution in the premises.

Dated: ___________________________________

ASTROSOL, INC a Tennessee corporation
By: ___________________________________
Name: _________________________________
Its: ____________________________________